Allstate Life Insurance Company

2920 S.84th Street, Lincoln, NE 68506

Phone 1-800-632-3492 FAX 1 -877-525-2689

Make check payable to: Allstate Life Insurance Company

Application for the

Allstate® RightFitSM Annuity

Single Premium Deferred Annuity

Issued by Allstate Life Insurance Company

For Applicants in Arizona: Upon your written request we will provide you, within a reasonable period of time, reasonable factual information concerning the benefits and provisions of the annuity contract. If for any reason you are not satisfied with this contract, you may return it within 30 days after it is delivered and we will refund to you the Interim Value of the Contract as of the date of cancellation.

1. OWNER – If the owner is a trust or other non-natural entity, it is the surviving owner that will receive any death benefit due regardless of any beneficiaries designated in the contrract.

Owner’sName		__M __ F Gender	SSN/TIN	Date of Birth (MM/DD/YYYY)
Street Address		City/State/Zip	Telephone	EMail Address )
Joint Owner’s Name		__M __ F Gender r	SSN/TIN	Date of Birth (MM/DD/YYYY
Street Address	City/State/Zip	Telephone	EMail Address	Relationship to Owner

2. OWNER TYPE – Non-natural owners (except certain Grantor Trusts) generally do not receive tax deferral

__Individual/Joint	__Partnership	__Minor(UTMA/UGMA) __Charitable Remainder Trust1	__ Corporation/Association
__GrantorTrust1,2	__NonGrantorTrust1,3	__Tax Exempt/Non Profit Organization
1Trustee Name(s)		1Date of Trust
(MM/DD/YYYY)
2Grantor Name		2Grantor Date of Birth

(MM/DD/YYYY)

3 For Non GrantorTrusts, Trustee certifies that all trust Beneficiaries are natural persons. (Trustee Initial Here)

3. ANNUITANT – Must be a natural person. Leave blank only if the Annuitant is that same of sole Owner.

__M __F
Annuitant’s Name	Gender	SSN	Date of Birth (MM/DD/YYYY)
Street Address	City/State/Zip		Relationship to Owner

4. BENEFICIARY – Include additional information in the Special Instructions section, including information for minor beneficiaries.

1.Primary Beneficiary Name	SSN/TIN	Date of Birth (MM/DD/YYYY)	% Relationship to Owner Percentage
Street Address (No PO Boxes or C/O)

2. Name__Co-Primary__ Contingent Street Address (No PO Boxes or C/O)	SSN/TIN	City Date of Birth (MM/DD/YYYY) City	State Zip % Relationship to Owner Percentage State Zip

5. CITIZENSHIP – If more space is necessary, use Special Information section.

Are the following parties U.S.Citizens? (If “NO” complet ebelow)? Owner__ Yes __No

? JointOwner __Yes __No

● Annuitant __Yes __No●	Beneficiary(ies) __Yes __No
1. Full Name	Party (e.g .“Owner”)	Country of Citizenship
Permanent Resident Card Numbe r(AttachCopy) 2.FullName	VisaNumberandType(Attachcopy)Party(e.g.“Owner”)	CountryofCitizenship
Permanent Resident Card Number (Attach Copy)	Visa Number and Type (Attach copy)

6. PURCHASE PAYMENT – The minimum Purchase Payment is $10,000

Payment Information: Cash with application: $

Approximate 1035 or transfer/rollover amount: $

Total Purchase Payment: $

Source of Payment:	__Regular	__Transfer 1,2	__Rollover 1,2	__1035 Exchange 1,2
1Origin of Payment:	__Fixed Annuity	__Variable Annuity	__Fixed Life	__Variable Life	__Non Insurance Asset

2Additional form required to request funds

IunderstandthatthecontractwillnotbeissuedandPurchasePaymentswillnotbeappliedtotheInvestmentOption(s)untilthelastsourceofpaymentisreceived,inaccordancewiththeprospectus.(InitialHere)

MethodofPayment:__PersonalCheck__Cashier’sCheck__MoneyOrder__Wire__Other

7. PURCHASE PAYMENT ALLOCATION – You must allocate your Purchase Payment to at least oneInvestment Option. The minimum allocation amount to any one Investment Option is $2,000 or an equivalent percentage. If your initial allocation to any Investment Option(s) is less than the Investment Options minimum allocation requirement, we will re-allocate your Purchase Payment to other Investment Options on a pro-rate basis to meet the minimum allocation requirement. If Purchase Payment includes approximate 1035 or transfer/rollover amounts, allocations mustbe in percentages. Purchase Payment Allocations must be in whole percentages and equal 100%.

Investment Option Periods:	__ 5 Year	Investment Options:	__ConservativeFitSM	$	or	%
(You may only select one Investment Option Period per application)	__7Year		__ModerateFitSM	$	or	%
	__ 10 Year		__AggressiveFitSM	$	or	%

8. TAX QUALIFICATION OF ANNUITY APPLIED FOR

NonQualified
Qualified (Please select one): __Traditional IRA __SEP IRA[1] __SIMPLE IRA __Roth IRA[2]
Payment Tax Year (if applicable)
Contribution Amount $

1For SEP Only: __Traditional IRA Contribution __SEP IRA Contribution

2Transfer/rollovers from a Designated Roth Account will be accepted only into a Roth IRA.

9. TAX QUALIFICATION STATUS OF PREMIUM SOURCE

__ Non Qualified
__Qualified* (Please select one): __Traditional IRA	__SEP IRA	__SIMPLE IRA	__Keogh/401 Plan
__TSA/403(b)	__Roth IRA	__457 Plan	__Designated Roth Account**
__Employer Qualified Retirement Plan (401(a), 401(k), Keoghs)

*If indirect rollover, the owner has 60 days from the date they receive the funds to reinvest the funds. Any Recharacterization, Conversion, Rollover or Qualified Rollover Contribution would involve additional documentation in order to process.

**A Designated Roth Account may only transfer/rollover to a Roth IRA.

10. REPLACEMENT

•	Do you have any existing annuity or life insurance contracts? __Yes__No
•	Has or will this annuity replace or change any existing annuity or life insurance (including borrowing)? __Yes__No

(IfYes,completethefollowing.)

Company	Contract/Policy No.	Insured/Annuitant
Company	Contract/PolicyNo.	Insured/Annuitant

11. SPECIAL INSTRUCTIONS

12. IMPORTANT INFORMATION AND SIGNATURES

For Applicants in Arkansas, Maine, New Mexico, and Ohio: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawfull to knowingly provide false, incomplete, or misleading facts or information to an insurance Company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, ormisleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in District of Columbia and Rhode Island: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For Applicants in Kentucky and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Louisiana and Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in Puerto Rico: Any person who, knowingly and with intent to defraud, presents false information in an insurance request form, or who presents, helps or has presented a fraudulent claim for the payment of a loss of other benefit, or presents more than one claim for the same damage loss, will incur a felony, and upon conviction will be penalized for each violation with a fine no less than five thousand (5,000) dollars nor more than ten thousand (10,000) dollars, or imprisonment for a fixed term of three (3) years, or both penalties. If aggravated circumstances prevail, the fixed established imprisonment may be increased to a maximum of five (5) years; if attenuating circumstances prevail, it may be reduced to a minimum of two (2) years.

For Applicants in Tennessee, Virginia and Washington: It is a crime to knowingly provide false, Incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

I represent that the information I have provided in this application is complete and true to the best of my knowledge and belief. I have read and acknowledge the Important Information above. I acknowledge for Tax Qualified Annuity contracts that all additional forms and disclosures will be sent directly to me. I have received a current prospectus for the contract.

I understand that based upon the Purchase Payment Allocations(s) that I have selected, my Purchase Payment maybe exposed to investment loss, subject to the limitations set forth in the Investment Options.

SUBSTITUTE FORM W9 Underpenalties of perjury, I certify that:

•	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

(c) the IRS has notified me that I am no longer subject to backup withholding; and
•	I am a U.S. person (including U.S. resident alien).

The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.

SIGN HERE

Owner Signature	Date (MM/DD/YYYY)
Joint Owner Signature	Date (MM/DD/YYYY)
Annuitant Signature Signed at (City/State)	Date (MM/DD/YYYY)

13. Agent Use Only

A. To the best of your knowledge, does the customer have any existing annuity or life insurance contracts?	__Yes__No

B. To the best of your knowledge, has or will this annuity replace or change any annuity or lifeinsurance (including borrowing)? __Yes __No

Select option, if applicable: __OptionA __OptionB (If no option is selected, the default will be Option A.)

SIGN HERE

Writing Agent Printed Name	Split %	Agent Number		Florida License Number
Agent Type ■Mult iLine Agent ■Financial Specialist ■Sales Producer		Phone No.()	Fax No.()	EMail Address
Partner Agent Printed Name	Split %	Agent Number		Florida License Number
Agent Type ■Multi Line Agent ■Financial Specialist ■Sales Producer		Phone No.()	Fax No.()	EMail Address

By my signature below, I certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

Writing Agent Signarture

Partner Agent Signature.